UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

COMVERSE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

The following is a presentation that was used by the management of Comverse Technology, Inc. (“CTI”) in a discussion with Institutional Shareholder Services, Inc. on September 21, 2012.

About Comverse Technology, Inc.

CTI, through its wholly-owned subsidiary Comverse, Inc. (“CNS”), is the world’s leading provider of software and systems enabling converged billing and active customer management and value-added voice, messaging and mobile Internet services. CNS’s extensive customer base spans more than 125 countries and covers over 450 communication service providers serving more than two billion subscribers. CTI also holds a majority ownership position in Verint Systems Inc. (Nasdaq: VRNT).

Other Important Information

This filing does not constitute an offer of any securities for sale. In connection with the proposed spin-off by CTI of CNS, a definitive proxy statement for CTI’s shareholders has been filed with the Securities and Exchange Commission (“SEC”) and CTI has also mailed the final proxy statement to its shareholders. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO SUCH SPIN-OFF, CTI’s SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE SPIN–OFF. Investors and security holders can obtain, without charge, a copy of the proxy statement relating to the proposed spin-off, as well as other relevant documents containing important information about CTI, at the SEC’s website (http://www.sec.gov). You may also read and copy any reports, statements and other information filed by CTI at the SEC public reference room at 100 F. Street, N.E. Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information. CTI and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed spinoff. Information concerning the interests of CTI’s participants in the solicitation for the proposed spin–off is set forth in CTI’s Annual Reports on Form 10-K and in the definitive proxy statement relating to the spin–off.

On October 10, 2012, the shareholders of Comverse Technology, Inc. (“CTI”) will be asked to approve the spin-off of the wholly-owned subsidiary Comverse, Inc. (“CNS”) as required by New York law.
The proposed spin-off and subsequent merger (expected October 31, 2012 and early 2013, respectively) will result in the separation of CNS and Verint from their common ownership into two separate public companies, as shown below:
Pre-Spin/Merger
Background
1
d
(1) Starhome, CTI’s other majority-owned (66.5% ownership) subsidiary, is expected to be acquired by the private equity firm Fortissimo Capital in October 2012
CNS
CTI
(Ticker: CMVT)
Verint
(Ticker: VRNT)
Starhome
(1)
CNS
(Ticker: CNSI)
Following the spin-off, CTI will eliminate its holding company structure by merging with and into
Verint Systems, currently a publicly-traded company that is a majority-owned (53.7% of common and preferred shares) subsidiary of CTI
Verint
(Ticker: VRNT)
Post-Spin/Merger

CNS Spin-Off Stock Plan
The conversion to CNS equity increases overhang due to the significant implied value of Verint within CTI.
RSUs/DSUs are expected convert at 2x-3x multiple to new CNS RSUs/DSUs (pre 1-for-10 reverse stock split).
CTI options will convert to equivalent value CNS options.
“In-the-money” options maintain intrinsic value
Deep “Out-of-the-money” options set at 2x strike price
All other options replaced “At-the-Money” based on Black-Scholes with a 10 year life to reduce dilution
A total of 2.5 million shares will be reserved for future grants over next 3-4 years
This pool is comparable to CTI’s 2011 22 million share pool supported by ISS and approved by shareholders, adjusted for the proposed reverse stock split
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•
Total share dilution from existing grants at today’s price of $6.30 is 6.8% vs. 3.8% today
• New equity pool implies additional potential dilution of 11.4% over the next 3-4 years at a 2-3% “burn rate”
per year.
As part of the shareholder approval process, we are requesting approval of the 2012 stock incentive compensation plan, requesting an equity pool for ‘replacement’ awards and ‘future’ awards.
Expect to use between 1.5 – 2.0 million shares as replacement of existing CTI awards.  5 million shares have been reserved with the excess forfeited at distribution. CTI equity (Options/DSUs/RSUs) will be converted to
CNS equity at equivalent economic value to align employee incentives with shareholder value creation.

Illustrative Equity Stock Plan Dilution
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(1)
Assumed Equity Value $                 350 $      400 $      450 $   500 $      550 $      600 $    650 $      700 $      750
Implied Basic Shares Outstanding
At 0.10x Exchange 21.923 21.923 21.923 21.923 21.923 21.923 21.923 21.923 21.923
Implied Diluted Shares Outstanding
Common Shares Outstanding 21.923 21.923 21.923 21.923 21.923 21.923 21.923 21.923 21.923
Options 0.706 0.619 0.550 0.495 0.450 0.412 0.380 0.353 0.330
(2)
Unvested RSUs & DSUs 1.798 1.573 1.398 1.258 1.144 1.049 0.968 0.899 0.839
Total Diluted Shares Outstanding 24.427 24.115 23.871 23.677 23.517 23.385 23.272 23.176 23.093
Implied Fully Diluted Share Price
At 0.10x Exchange $              14.33 $    16.59 $   18.85 $ 21.12 $   23.39 $   25.66 $   27.93 $   30.20 $   32.48
Share Dilution -10.3% -9.1% -8.2% -7.4% -6.8% -6.3% -5.8% -5.4% -5.1%
Notes:
(1)
Equity value based on reverse sum of the parts; assume CTI share price of $6.30
(2) There are approximately 4.6m unvested RSUs and DSUs outstanding with an estimated value of $28.7m (at $6.30 / share).

Proxy Excerpt
Prior to the completion of the share distribution, Comverse expects to adopt the Comverse, Inc. 2012 Stock Incentive Compensation Plan (or
the 2012 Incentive Plan). The purpose of the 2012 Incentive Plan will be to provide Comverse with a competitive advantage in attracting, retaining and motivating employees, non-employee directors and consultants. Comverse’s business requires a highly talented and seasoned team of communication and business professionals capable of managing a sophisticated global business in a rapidly changing industry. The
2012 Incentive Plan is intended to align the interests of Comverse’s employees, non-employee directors and consultants with those of its shareholders through the issuance of equity-based compensation and enhance their focus on improvements in operating performance and the creation of shareholder value. The 2012 Incentive Plan permits the granting of awards that are intended to constitute performance-based compensation for certain executive officers under Section 162(m) of the Internal Revenue Code of 1986, as amended (or the Code). In addition, the 2012 Incentive Plan is expected to provide for the assumption of awards pursuant to the adjustment of awards granted under
CTI’s current incentive plan. See “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Treatment of Stock-Based Awards.”
The following is a summary of the material terms of the 2012 Incentive Plan, but does not include all of the provisions of the 2012 Incentive
Plan. For further information about the 2012 Incentive Plan, we refer you to a complete copy of the 2012 Incentive Plan, which is attached as
Annex B to this proxy statement.
The 2012 Incentive Plan provides for the issuance of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, other stock-based awards and performance-based compensation awards (referred to collectively as the Awards) based on shares of
Comverse common stock (referred to as the Shares). Comverse’s employees, non-employee directors and consultants as well as employees and consultants of its subsidiaries and affiliates are eligible to receive Awards.
A total of 2.5 million Shares will be reserved for issuance under future awards to be granted under the 2012 Incentive Plan following the effective date of the plan (referred to as the Future Awards). No Future Awards have been granted as of the this time.
Pursuant to the terms of the share distribution, certain awards that were previously granted under CTI’s stock incentive plan have been converted to awards that relate to Comverse common stock and have been assumed by the 2012 Incentive Plan (referred to as the Assumed
CTI Awards). A total of 5.0 million Shares will be reserved for issuance under the Assumed CTI Awards. Such reserved Shares may only be issued pursuant to the Assumed CTI Awards and may not be issued pursuant to any Future Awards.
The numbers of Shares authorized for issuance under Future Awards and under Assumed CTI Awards will represent approximately 11.4%
and 22.8%, respectively of the outstanding shares of Comverse stock following the share distribution. In connection with the share distribution, steps have been taken to reduce the number of Shares and potential dilution associated with the Assumed CTI Awards, to the extent reasonably possible within the limitations of the terms of these awards, as well as applicable tax and accounting limitations. As described more fully in “PROPOSAL 1 AUTHORIZATION OF THE SHARE DISTRIBUTION—Treatment of Stock–Based Awards”, the aggregate value of stock options will be preserved using Black-Scholes modeling, but with the result that the number of Shares issuable under the options (as a percentage of outstanding shares) has been reduced significantly.
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